CANADA                                               NUMBER
PROVINCE OF BRITISH COLUMBIA                                    343122

                                     [LOGO]

                          Province of British Columbia
                   Ministry of Finance and Corporate Relations
                             REGISTRAR OF COMPANIES

                                   COMPANY ACT



                          Certificate of Incorporation


                              I HEREBY CERTIFY THAT
                             GEMSTAR RESOURCES LTD.

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




                                    GIVEN UNDER MY HAND AND SEAL OF OFFICE

          [SEAL}                    AT VICTORIA, BRITISH COLUMBIA,

                                    THIS 31ST DAY OF MARCH, 1988

                                    /s/ B.BECKWITH
                                    --------------
                                    B. BECKWITH
                                    ASST. DEPUTY REGISTRAR OF COMPANIES